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                                                        Home Equity Loan-Backed Term Notes, GMACM Series 2002-HE2
                                                                     Payment Date    2/25/2004

Servicing Certificate                                         Group 1
Beginning Pool Balance                                             164,321,894.73
Beginning PFA                                                                0.00
Ending Pool Balance                                                157,206,533.16
Ending PFA Balance                                                              -
Principal Collections                                                6,617,848.39
Principal Draws                                                                 -
Net Principal Collections                                            6,617,848.39
Active Loan Count                                                           5,208

Interest Collections                                                 1,222,811.76

Weighted Average Net Loan Rate                                           8.46390%
Substitution Adjustment Amount                                               0.00

Excess Cash                                                           (508,186.37)

           Beginning          Ending                                             Interest   Security
Term Notes  Balance           Balance       Factor      Principal   Interest    Shortfalls     %        Coupon
Class A-1            0.00            0.00   0.0000000          0.00       0.00         0.00    0.00%        1.230%
Class A-2            0.00            0.00   0.0000000          0.00       0.00         0.00    0.00%        4.630%
Class A-3            0.00            0.00   0.0000000          0.00       0.00         0.00    0.00%        5.290%
Class A-4   65,665,892.28   59,058,717.08   0.5372686  6,607,175.20 328,329.46         0.00    8.88%        6.000%
Class A-5   85,456,000.00   85,456,000.00   1.0000000          0.00 474,280.80         0.00   12.85%        6.660%
Class IO    66,522,000.00   66,522,000.00   1.0000000          0.00 415,762.50         0.00    0.00%        7.500%
Certificates   -                 -             -            -             0.00      -          -           -

Beginning Overcollateralization Amount                              13,200,002.45
Overcollateralization Amount Increase (Decrease)                      (508,186.37)
Outstanding Overcollateralization Amount                            12,691,816.08
Target Overcollateralization Amount                                 22,512,032.61

Credit Enhancement Draw Amount                                               0.00
Unreimbursed Prior Draws                                                     0.00


                                                                                                    Number       Percent
                                                                          Balance                  of Loans    of Balance
Delinquent Loans (30 Days)*                                          1,707,834.09                     52          1.09%
Delinquent Loans (60 Days)*                                            838,228.60                     31          0.53%
Delinquent Loans (90 Days)*                                            633,000.20                     21          0.40%
Delinquent Loans (120 Days)*                                           349,661.48                     13          0.22%
Delinquent Loans (150 Days)*                                           139,966.31                      6          0.09%
Delinquent Loans (180+ Days)*                                          317,763.24                      7          0.20%
REO                                                                     44,596.77                      1          0.03%
Bankruptcy                                                           3,831,046.71                     118         2.44%
Foreclosures                                                           529,949.21                     12          0.34%

*Delinquency Figures Do Not include Bankruptcy, Foreclosure, and REO.

                                                               Liquidation To-Date
Beginning Loss Amount                                                2,278,306.24
Current Month Loss Amount                                              497,513.18
Current Month Recoveries                                                14,437.52
                                                              --------------------
Ending Loss Amount                                                   2,761,381.90           1.76%

                                                                Special Hazard                       Fraud     Bankruptcy
Beginning Amount                                                             0.00                        0.00          0.00
Current Month Loss Amount                                                    0.00                        0.00          0.00
Ending Amount                                                                   -                           -             -

Extraordinary Event Losses                                                   0.00
Excess Loss Amounts                                                          0.00

Capitalized Interest Account
Beginning Balance                                                            0.00
Withdraw relating to Collection Period                                       0.00
Interest Earned (Zero, Paid to Funding Account)                             0.00
To close Capitalized Interest Account - balance due GMAC Mortgage            0.00
Total Ending Capitalized Interest Account Balance as of Payment Date         0.00
Interest earned for Collection Period                                        0.00
Interest withdrawn related to prior Collection Period                        0.00


Prefunding Account
Beginning Balance                                                            0.00
Additional Purchases during Revolving Period                                 0.00
To adjust initial prefunding deposit amount                                  0.00
To close prefunding remaining balance due note holders                       0.00
Excess of Draws over Principal Collections                                   0.00
Total Ending Balance as of Payment Date                                      0.00
Interest earned for Collection Period                                        0.00
Interest withdrawn related to prior Collection Period                        0.00

Cuurent Month Repurchases Units                                                 0
Cuurent Month Repurchases ($)                                                   0
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